United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AQUA METALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Aqua Metals, Inc. recorded a call script that encourages stockholders to vote on the proposals outlined in the proxy materials for its 2023 Annual Meeting of Stockholders. Included below is a transcript of the recording.

HELLO, THIS IS STEPHEN COTTON, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AQUA METALS, INC.

WE RECENTLY MAILED YOU PROXY MATERIALS FOR YOUR VOTE TO APPROVE PROPOSALS THAT ARE CRITICAL TO OUR GROWTH STRATEGY AND THE VALUE OF YOUR INVESTMENT IN AQUA METALS, INCLUDING PROTECTING THE NET OPERATING LOSS ASSET OF THE COMPANY WHICH IS SUPPORTED BY TWO MAJOR PROXY ADVISORY COMPANIES.

PLEASE DO NOT DISCARD THE PROXY MATERIALS.  IT IS EXTREMELY IMPORTANT THAT YOU OPEN THEM AND VOTE.  YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY MAIL.  IF YOU NEED ASSISTANCE IN VOTING, PLEASE CALL OUR PROXY SOLICITOR TOLL FREE AT 1-800-607-0088.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR INVESTMENT IN AQUA METALS. HAVE A GREAT DAY.